UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2016

Enhance Skin Products Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52755	84-1724410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno NV	80246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 306—2493

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2016, the Company and Biosurface Limited (“Biosurface”) entered into a non-binding term sheet (the “Non-Binding Term Sheet”) in respect of a strategic collaboration and an option agreement (the “Option Agreement”). The Company also issued to Biosurface a secured promissory note in the amount of $100,000 (the “Note”).

The Option Agreement grants Biosurface an option to acquire substantially all of the Company’s assets under a plan of reorganization (the “Option”). The consideration payable upon exercise of the Option is a sum equal to £3,030,000 ( $3,912,033 ) comprised of £2,760,000 ( $3,563,436 ) in shares of Biosurface, less all sums due and owing under the Note, and the assumption of certain liabilities of the Company to the value of £270,000 ($348,597 ). The Option expires on July 31, 2016 and may only be exercised after the Note has been entered into and Biosurface has transferred sum equal to US$100,000 in accordance with the terms of the Note.

Under the Note, Biosurface agrees to loan the Company US$100,000 conditional upon the Company entering into the Option Agreement and entering into good faith negotiations with a view to entering into an asset purchase agreement (the “APA”). All unpaid principal is due and payable on or following the six month anniversary of the Note (the “Maturity Date”), the completion of the APA or upon an event of default as defined in the Note. The Note shall not accrue interest prior to the Maturity Date, but interest shall accrue at 5% per annum following the Maturity Date or following certain Events of Default as set out in the Note. The Note is secured by a first fixed and floating charge over the Company’s intellectual property.

In the event Biosurface exercises the Option, the strategic collaboration which contemplates the sale of the Company’s assets would be subject to the parties entering into the APA and the Company complying with all applicable state and federal law related to such sale.

Sterling amounts have been converted into US dollar amount at the closing interbank spot rate on July 7, 2016 of 1.2911.

The foregoing description of Option Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the foregoing documents, which are filed as Exhibits 10.1 and 10.2 hereto, all of which are incorporated herein by this reference.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Option Agreement

10.2	Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enhance Skin Products Inc.

By:	/s/ Donald Nicholson
Donald Nicholson
President/CEO, Principal Executive Officer

Dated: July 12, 2016